SUB-ITEM 77 C:
Submission of matters
 to a vote of security holders

A Special Meeting of
 Shareholders of Federated
 Short-Term U.S. Government Trust (a
portfolio of Money Market
Obligations Trust)  was held on
	February 19, 2010 .  The
following item, which is required
to be reported under this SUB-ITEM 77C,
was voted
on at the meeting:

1. Approval of the Proposed
Agreement and Plan of Reorganization
 between Federated
Short-Term U.S. Government Trust
 (FSTG) and Government Obligations
Fund (GOF),
pursuant to which GOF would acquire
all of the assets of FSTG in exchange for GOF
Institutional Shares to be distributed
pro rata by FSTG to its shareholders, in complete liquidation and termination of FSTG.

	Shares voted affirmatively .....
..............................60,281,272
	Shares voted negatively ........
....................................125,733
	Shares abstaining ..............
........................................18,493



The Definitive Proxy Statement for
this Special Meeting was filed with
 the Securities and
Exchange Commission on January 12, 2010, and is incorporated by reference. (File No.
811-5950)